                               UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               Neogen Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

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Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

[LOGO] NEOGEN/R/
CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Neogen Corporation (the "Company"), a Michigan corporation, will be held on October 9, 2002 at 10:00 a.m., local time, at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909, to consider and act upon the following matters:

I. The election of three Class III directors to serve for three year terms.

II. A proposal to approve the Neogen Corporation 2002 Employee Stock Purchase Plan pursuant to which eligible employees will be granted the right to purchase a maximum aggregate amount of 100,000 common shares through payroll deduction at a price of 95 percent of the lesser of fair market value of the common shares at the beginning or the end of the six month offering periods.

III. Such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 12, 2002 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, all shareholders are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postpaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          /s/ Thomas H. Reed
                                          Thomas H. Reed
                                          Secretary

Lansing, Michigan
September 4, 2002

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

The enclosed Proxy is solicited on behalf of Neogen Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held October 9, 2002, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the University Club of Michigan State University, 3435 Forest Road, Lansing, MI 48909. The Company's telephone number is (517) 372-9200.

These proxy solicitation materials were mailed on or about September 4, 2002, together with the Company's 2002 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before its use by delivering to the Company, before the meeting, a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Solicitation

Every shareholder voting at the annual meeting has one vote for each share on all matters. The Company's By-Laws do not provide for cumulative voting in the election of directors. Shares represented by valid, executed and dated proxies in the enclosed form will be voted if received in time for the meeting in accordance with the instructions thereon. Unless your proxy is otherwise marked, it will be voted FOR management's nominees for the board of directors and FOR the approval of the Neogen Corporation 2002 Employee Stock Purchase Plan.

A simple majority of the shares issued and outstanding as of August 12, 2002 (the "Record Date") must be present or represented at the Annual Meeting to constitute a quorum. For election of directors, the three individuals receiving the most votes will be elected for the term indicated. Approval of the Neogen Corporation 2002 Employee Stock Purchase Plan and of any other item of business to be voted upon at the Annual Meeting will require the affirmative vote of a majority of the votes cast by the holders of common shares at the meeting and entitled to vote. Abstentions, withheld votes and broker nonvotes will not be deemed votes cast in determining approval of any proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present.

The cost of soliciting proxies will be borne by the Company. The Company has retained the services of American Stock Transfer & Trust to aid in the solicitation of proxies. The Company estimates that the cost of soliciting proxies will be less than $2,000 including out-of-pocket expenses. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally by telephone, e-mail, facsimile or letter.

Record Date and Principal Share Ownership

Shareholders of record at the close of business on August 12, 2002 are entitled to notice of and to vote at the meeting. At the Record Date, 6,139,177 shares of the Company's Common Stock were issued and outstanding. At the Record Date, the following were known by the Company to be beneficial owners of more than 5% of the Company's Common Stock.

   Name and Address                         Number of Shares Percent of Total
   --------------------------------------------------------------------------
   James L. Herbert (1)
     Neogen Corporation
     620 Lesher Place
     Lansing, MI 48912                          408,193            6.7%
   Herbert D. Doan (1)
     P.O. Box 169
     Midland, MI 48640                          314,888            5.2%

(1) Includes 122,809 shares and 2,000 shares of Common Stock which Mr. Herbert and Mr. Doan, respectively, have the right to acquire by exercise of options within 60 days of August 12, 2002.

Deadline for Receipt of Shareholder Proposals

Proposals of shareholders which are intended to be presented by such shareholders at the Company's next Annual Meeting of Shareholders must be received by the Company no later than May 2, 2003 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

                           I. ELECTION OF DIRECTORS

The Company's By-Laws provide that the Company shall have at least five and no more than nine directors, with the exact number to be determined by the Board. The Board of Directors currently is comprised of nine directors. The directors are classified into three classes to serve for the terms set forth next to their names or until their successors have been duly qualified and elected. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason it is intended that the proxies will be voted for a substitute nominee designated by the Board. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office for a term expiring at the next annual meeting of shareholders.

                                                     Expiration of
          Nominees                                   Proposed Term
          --------                                 ------------------
          Class III:
            James L. Herbert......................        2005
            G. Bruce Papesh.......................        2005
            Thomas H. Reed........................        2005

          Directors Continuing in Office           Expiration of Term
          ------------------------------           ------------------
          Class I:
            Lon M. Bohannon.......................        2003
            Herbert D. Doan.......................        2003
            Gordon E. Guyer, Ph.D.................        2003

          Class II:
            Robert M. Book........................        2004
            Leonard E. Heller, Ph.D...............        2004
            Jack C. Parnell.......................        2004

Name of Director             Age Position                                        Director Since
-----------------------------------------------------------------------------------------------
James L. Herbert             62  President and CEO of the Company, Director           1982
Thomas H. Reed (1) (3)       57  Secretary, Director                                  1995
Lon M. Bohannon              49  Vice President and COO of the Company, Director      1996
Robert M. Book (2)           72  Director                                             1990
Herbert D. Doan (1) (2)      79  Director                                             1982
Gordon E. Guyer, Ph.D. (3)   76  Director                                             1990
Leonard E. Heller, Ph.D. (3) 57  Director                                             1992
G. Bruce Papesh (2)          55  Director                                             1993
Jack C. Parnell (1)          67  Chairman, Director                                   1993

(1) Member, Compensation Committee

(2) Member, Stock Option Committee

(3) Member, Audit Committee

The following is a brief summary of the business experience, including the past five years, for each of the nominees for and current members of the Board of Directors.

Nominees for the Board of Directors:

James L. Herbert has been President, Chief Executive Officer, and a director of the Company since he joined Neogen in June 1982. He was Chairman of the Board from October 1999 to October 2001. He previously held the position of Corporate Vice President of DeKalb Ag Research, a major agricultural genetics and energy company. He has management experience in animal biologics, specialized chemical research, medical instruments, aquaculture, animal nutrition, and poultry and livestock breeding and production.

Thomas H. Reed was elected to the Board of Directors in October 1995 and was elected Secretary in October 1999. Mr. Reed is a Group Vice President of Packerland Packing Company. Prior to assuming that position, he served as Vice President of Michigan Livestock Exchange Marketing, a division of Southern States Cooperative, Inc. and prior to that as President and Chief Executive Officer of the Michigan Livestock Exchange. Mr. Reed is a member of the Board of Directors of the National Livestock Producers Association and is a former chairman of the Michigan State University Board of Trustees.

G. Bruce Papesh was elected to the Board of Directors in October 1993 and was Secretary from October 1994 to October 1999. Since 1987, Mr. Papesh has served as President of Dart, Papesh & Company Inc., member SIPC and NASD, an investment consulting and financial services firm. Mr. Papesh also served on the Board of Directors of Immucor, Inc., a publicly traded immunodiagnostics company that manufactures and markets products for the human clinical blood bank industry, until October 1, 2001.

The Board of Directors recommends a vote FOR the above nominees.

Other current members of the Board of Directors:

Jack C. Parnell was elected to the Board of Directors in October 1993 and as Chairman of the Board in October, 2001. Since 1991, he has held the position of Governmental Relations Advisor with the law firm of Kahn, Soares and Conway. In 1989, Mr. Parnell was appointed by President Bush to serve as Deputy Secretary for the U.S. Department of Agriculture. From 1983 to 1989, he served in three different senior governmental positions for the State of California, including Secretary for the California Department of Food and Agriculture from 1987 to 1989. The firm of Kahn, Soares and Conway currently acts as the Company's government relations advisor.

Robert M. Book was elected to the Board of Directors in November 1990. Since January 1993, Mr. Book has served as President of AgriVista, Inc., a company that provides agricultural consulting and marketing services. He served as President of the Indiana Institute of Agriculture, Food and Nutrition, from 1983 through 1992. He was formerly Group Vice President of Agriculture Marketing for Elanco Products Company, a division of Eli Lilly & Co.

Lon M. Bohannon was elected to the Board of Directors in October 1996. Mr. Bohannon joined Neogen in October 1985 as Vice President of Finance, was promoted to Vice President--Administration and Chief Financial Officer in November 1994 and was named Chief Operating Officer in 1999. He is responsible for all areas of the Company's operations except accounting, finance, human resources and investor relations. A CPA, Mr. Bohannon served as Administrative Controller for Federal Forge, Inc., a metal forging and stamping firm, from March 1980 until October 1985, and worked at the public accounting firm of Ernst & Young from June 1975 to March 1980.

Herbert D. Doan has been a director of the Company since September 1982. He was the Company's Chairman of the Board from October 1984 to October 1999. Mr. Doan has served as President of the Herbert H. and Grace A. Dow Foundation from February 1996 to June 2000 and currently serves as Chairman of that foundation. Mr. Doan is Chairman of the Michigan Molecular Institute, a position he has held since 1964. He was formerly President and Chief Executive Officer of Dow Chemical Company. He has been active as an independent venture capitalist for over fifteen years.

Dr. Gordon E. Guyer joined the Board of Directors in January 1990. Dr. Guyer retired in 1996 as Director for the Michigan Department of Agriculture, a position he held since 1993. Dr. Guyer served as interim President of Michigan State University from 1991 to 1993 and was Vice President of Governmental Affairs for the University from 1988 until 1991. From 1986 to 1988, he was Director of the Department of Natural Resources for the State of Michigan.

Dr. Leonard E. Heller was elected to the Board of Directors in October 1992. He founded and is CEO of Health Management Services, LLC, a company that provides services to physicians and physician hospital business entities. He formerly was Secretary for the Cabinet of Human Resources in Kentucky, Chairman of the Governor's Task Force on Health Reform and consultant on health policy and pharmaceutical distribution issues.

                II. PROPOSAL TO APPROVE THE NEOGEN CORPORATION
                       2002 EMPLOYEE STOCK PURCHASE PLAN

Management is seeking shareholder approval of the Neogen Corporation Employee Stock Purchase Plan. If shareholders approve the plan at the meeting, the initial purchases under the plan by eligible employees who have enrolled in the plan will occur on June 1, 2003. Under the plan, the Company will grant eligible employees the right to purchase Neogen Corporation common shares through payroll deductions at a price equal to 95 percent of the lesser of the fair market value of Neogen Corporation common shares on the first or last day of the offering period. If the plan is approved by shareholders, the first offering period will begin on December 1, 2002. After that, there will be consecutive six-month offering periods until July 25, 2012 or until the plan is terminated by the Board, if earlier. Rights to buy common shares will not be granted or exercised under the plan if shareholder approval of the plan is not obtained before December 31, 2002.

The purpose of the plan is to encourage employee stock ownership by offering employees rights to purchase Neogen Corporation common shares at discounted prices and without payment of brokerage costs. Management believes that the plan offers a convenient means for Neogen Corporation employees who might not otherwise own Neogen Corporation common shares to purchase and hold such an investment. Management also believes that the discounted sale feature of the plan offers a meaningful incentive to participate, and that employees' continuing economic interests as shareholders in Company performance and success should further enhance entrepreneurial spirit and contribute to the Company's potential for growth and profitability. The Board of Directors adopted the plan on July 25, 2002, subject to shareholder approval. The Board of Directors recommends a vote FOR approval of the proposed plan, and your proxy will be so voted unless you specify otherwise.

As of the Record Date, the closing sale price of Neogen Corporation common shares was $11.89. As of the Record Date approximately 240 employees were eligible to participate in the plan. The plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code.

Vote Required

Management is seeking shareholder approval to qualify the plan as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code and the related regulations. To be considered approved under Section 423, the plan must be approved by a majority of the votes cast by the holders of common shares entitled to vote on the proposal. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal. They will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present at the Annual Meeting.

Description of the Plan

Shares Subject to the Plan

   The plan covers 100,000 common shares. If any purchase right under the plan expires or terminates without having been exercised in full, the underlying common shares that were not purchased are again available under the plan, unless the plan has been terminated. To prevent dilution or enlargement of the rights of participants under the plan, appropriate adjustments will be made if any change is made to outstanding common shares by reason of any stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, merger, reorganization, recapitalization, dividend in property other than cash, liquidating dividend or other change in common shares where no consideration is received. Shares are automatically acquired by participants as of the last day of the applicable purchase period, unless the participant's employment has terminated or there are insufficient shares available under the plan.

Plan Participants

All full-time employees of Neogen Corporation and its designated subsidiaries, including officers and directors who are employees, are eligible to participate in the plan, unless after the grant of purchase rights under the plan, the employee would own, directly or by attribution, stock, purchase rights or options to purchase stock representing three percent or more of the total combined voting power or value of all outstanding classes of stock.

Participation in the plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the desired level of participation, subject to the plan's limits. Eligible employees become participants in the plan by authorizing payroll deductions for that purpose no later than ten calendar days after the beginning of an offering period. Participation is effective for payrolls after the beginning of the applicable offering period. Newly-hired or re-hired employees may become participants in the plan by authorizing payroll deductions within 180 days after their date of hire. Participants cannot be granted purchase rights which exceed $25,000, based on the fair market value of the stock (at the time of grant).

Payroll Deductions

Participants may purchase shares only by means of payroll deduction of up to 10 percent of the participant's total compensation during the offering period. Total compensation means, in general, wages, salaries and other amounts received from Neogen Corporation for personal services rendered to the Company as an employee, including commissions, bonuses and salary or bonus reduction contributions to plans under Section 401(k) or Section 125 of the Internal Revenue Code. After initial enrollment in the plan, payroll deductions will continue from offering period to offering period and cannot be changed or withdrawn unless the participant elects a different contribution percentage, elects to terminate his or her payroll deductions or becomes ineligible to participate in the plan. The amounts deducted will be credited to the participant's account under the plan, but no separate account to hold such amounts will be established and no interest on the deducted amounts will be paid. Deducted amounts may be commingled with the Company's general assets and may be used for general corporate purposes. The amounts will, therefore, be subject to the claims of creditors and any applicable liens on assets.

Purchase Rights and Purchases

On the first day of each offering period, the Company is deemed to grant each participant a non-transferable option to purchase, on the last day of the offering period, as many whole common shares as the participant can purchase with the payroll deductions credited to his or her account during that period. The option to purchase will be exercised automatically on the last day of the offering period. Fractional shares will not be issued under the plan, and any amount remaining in the participant's account after such exercise will be held for the purchase of common shares in the next offering period.

If insufficient shares remain available in any offering period under the plan, the shares available will be allocated pro rata among the participants in that offering period in proportion to the relative amounts in their accounts, subject to rounding to allocate only whole common shares. Any amounts not applied to the purchase of common shares will be refunded to the participants after the end of the offering period without interest.

Withdrawal

A participant may withdraw from the plan (i.e., terminate his or her payroll deductions) by providing notice to the Plan Administrator at any time prior to 10 business days before the end of the current offering period. The participant may elect to stop his or her future payroll deductions under the plan and use the amounts already credited to the participant's account under the plan to purchase whole common shares at the end of the offering period or may elect to continue his or her participation in the plan through the end of the current offering period but terminate his or her participation for subsequent offering periods. A participant who withdraws from the plan will not be eligible to rejoin the plan for the offering period underway at the time of withdrawal, and will have to re-enroll in the plan should such individual wish to resume participation in a subsequent offering period. Withdrawal does not entitle a participant to a refund of sums previously collected from the participant during the offering period (except in connection with the termination of employment).

Termination of Employment

If a participant ceases to be an employee for any reason other than death during an offering period, his or her outstanding option to purchase common shares under the plan will immediately terminate, his or her payroll deductions will immediately cease, and all sums previously collected from the participant during the offering period under the terminated option will be refunded. If a participant's employment terminates as a result of his or her death, participation in the plan by the participant will terminate for future offering periods, further payroll deductions will cease, amounts credited to the participant's account prior to his or her death will be used to purchase whole common shares at the end of the offering period and any amounts remaining after such purchase will be distributed to the participant's estate.

Administration

The plan is administered by the Board of Directors of Neogen Corporation and/or any committee (such as the Compensation Committee) of at least two directors to which our Board of Directors has delegated any of its duties under the plan. The Board determines the commencement and termination date of the offering of common shares under the plan and is authorized, among other things, to interpret the terms of the plan, establish rules for the administration of the plan and correct or reconcile any defect or inconsistency in the plan.

The Board or the committee may delegate all or part of its authority to administer the plan to the Plan Administrator, who may further delegate the routine operations of the plan. Except for fees to withdraw shares in the form of certificates and to sell shares through a broker, the costs and expenses incurred in the administration of the plan and the maintenance of accounts with the custodian of the plan will be paid by the Company.

Sale or Distribution of Common Shares Acquired Under the Plan

Participants may elect to have the plan custodian or a broker-dealer selected by the Company hold the common shares they acquire under the plan and may sell those shares as of the first business day of any fiscal quarter. Brokerage commissions in connection with such a sale will be borne by the participant. Alternatively, participants and former participants may, at their expense, withdraw the shares held for them and have certificates issued in their name as of the first business day of any fiscal quarter.

Non-Assignability

Neither payroll deductions credited to a participant's account nor any rights to acquire common shares under the plan may be assigned, transferred, pledged or otherwise disposed of by participants other than by will or the laws of descent and distribution and rights to acquire common shares may be exercised only by a participant during the lifetime of a participant. The plan custodian will maintain accounts only in the names of the participants.

Amendment

The Board may terminate or amend the plan and any rights to acquire common shares under the plan at any time; provided, however:

    . such termination or amendment may not impair any rights and obligations under rights to acquire common shares previously granted under the plan without the consent of the affected participants, and

    . any amendment that increases the number of shares reserved for issuance under the plan (except for allowable adjustments in the event of changes to outstanding common shares or for changes the plan authorizes the Board or the Plan Administrator to make) or changes the eligibility requirements for participation in the plan, is subject to shareholder approval to the extent required by the Internal Revenue Code.

Change in Control of the Company

If the Company is acquired or are otherwise involved in a change in control transaction of the kind described in the plan, the Board may:

    . cancel each outstanding right to acquire common shares under the plan and refund all sums previously collected from participants under the canceled rights, or

    . cause each participant to have his or her outstanding rights to acquire common shares under the plan exercised immediately before that transaction and thereby have the balance of his or her account applied to the purchase of whole common shares at the purchase price in effect for the offering period, which would be treated as ending on the effective date of such transaction.

If the Company merges with another entity and survives the merger, each participant is entitled to receive, for each share purchased upon exercise of rights to acquire common shares under the plan, the securities or property that a holder of common shares was entitled to receive upon the merger.

United States Federal Income Tax Consequences

The following is a general summary of the material United States federal income tax consequences to the Company and to participants in the plan based on the Internal Revenue Code as currently in effect. This summary is necessarily general in nature and does not purport to be complete.

The plan is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Internal Revenue Code. That section provides that a participant in the plan will generally realize no taxable income as a result of the grant or exercise of rights to acquire common shares under the plan. Amounts deducted from a participant's compensation to purchase shares under the plan are taxable income to participants in the year in which the amounts would otherwise have been received.

If the shares acquired under the plan are sold by the participant more than two years after the grant of the applicable right (i.e., the beginning of the applicable offering period), the participant will recognize as ordinary compensation income an amount equal to the lesser of (1) the amount by which the fair market value of the shares when purchased exceeds the purchase price (i.e., the discount below fair market value), or (2) the amount, if any, by which the fair market value of the shares at the time of the sale exceeds the purchase price. The participant's tax basis in the shares purchased will increase by the amount recognized as ordinary compensation income and any further gain recognized on the sale will be treated as capital gain. In general, the Company will not be entitled to a deduction for federal income tax purposes with respect to such sale.

However, if the shares acquired under the plan are sold by the participant within two years after the grant of the applicable right, the participant will recognize ordinary compensation income in the year of such sale, the amount of which will generally be the excess of the fair market value of the shares on the date the shares were purchased (i.e., the end of the applicable offering period) over the purchase price for those shares. The participant's tax basis will increase by the amount recognized as compensation and any further gain or loss realized upon the sale will be capital gain or loss. In general, the Company will be entitled to a deduction for federal income tax purposes at the time of such a sale in an amount equal to the ordinary compensation income recognized by the participant. However, if the participant is one of the Company's five most highly compensated employees in the year of sale, no deduction will be available to the extent the participant's total ordinary compensation income during that year exceeds $1 million.

Security Ownership of Management

The following table sets forth the beneficial ownership of Common Stock of the Company as of August 12, 2002 for each current director, each nominee, each executive officer listed in the summary compensation table below and for all current directors and executive officers as a group:

Name                                                                            Number of Shares Percent of Total
-----------------------------------------------------------------------------------------------------------------
James L. Herbert (1)                                                                 408,193           6.7%
Thomas H. Reed (1)                                                                     8,599              *
Lon M. Bohannon (1)                                                                  115,497           1.9%
Robert M. Book (1)                                                                    11,799              *
Herbert D. Doan (1)                                                                  314,888           5.2%
Gordon E. Guyer, Ph. D. (1)                                                           29,999              *
Leonard E. Heller, Ph.D. (1)                                                          43,766              *
G. Bruce Papesh (1)                                                                   19,251              *
Jack C. Parnell (1)                                                                   13,450              *
Edward L. Bradley (1)                                                                 52,182              *
Richard R. Current (1)                                                                15,458              *
Terri A. Morrical (1)                                                                 45,481              *
All current directors and executive officers as a group (seventeen persons) (1)    1,114,363          18.2%

*Less than 1%

(1) Includes the following shares of Common Stock which current directors and executive officers have the right to acquire by exercise of options within 60 days of August 12, 2002: Mr. Herbert--122,809 shares; Mr. Reed--7,999 shares; Mr. Bohannon--17,122 shares; Mr. Book--7,999 shares; Mr. Doan--2,000 shares; Dr. Guyer--19,999 shares; Dr. Heller--13,999 shares; Mr. Papesh--6,001 shares; Mr. Parnell--6,000 shares; Mr. Bradley--37,800 shares; Mr. Current--6,400 shares; Ms. Morrical--28,800 shares; all current directors and executive officers as a group--305,328 shares.

Board Meetings and Committees

The Board of Directors of the Company held six meetings during the fiscal year ended May 31, 2002. Each of the incumbent directors attended at least 75% of the aggregate of all meetings of the Board and Committees of which he was a member held during the period he served on the Board or Committee.

The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee and the Stock Option Committee. The Audit Committee, which met twice in fiscal year 2002, has responsibility of recommending to the Board of Directors the firm of Independent Auditors to be retained by the Company; reviewing with the Company's Independent Auditors the scope and results of their audits; reviewing with the Independent Auditors and management the Company's accounting and reporting principles, policies and practices; and reviewing with the Company's Independent Auditors the adequacy of the Company's accounting, financial and operating controls. The Compensation Committee, which met once during fiscal year 2002, has responsibility for reviewing and approving the Company's executive compensation policies and makes recommendations concerning the Company's employee benefit programs. The Stock Option Committee administers the Company's Stock Option Plan. This committee held one meeting during fiscal year 2002.

The Board of Directors serves as a committee of the whole for purposes of recommending candidates for election to the Board of Directors. In this capacity, the Board held one meeting in fiscal year 2002. The Board will consider nominees recommended by shareholders provided such recommendations are in writing and received by the Company no later than May 2, 2003.
Recommendations should be addressed to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

Executive Compensation

The following table sets forth information regarding compensation paid or accrued by the Company during each of the last three years ended May 31, 2002 for the Company's chief executive officer and the four other most highly compensated executive officers of the Company receiving annual cash compensation in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                    Fiscal                       Options      All Other
Name and Principal Position          Year    Salary (1)  Bonus   Awarded Compensation (2)(3)
--------------------------------------------------------------------------------------------
James L. Herbert, President,         2002     $216,356  $100,000 60,000        $7,903
 Chief Executive Officer             2001      191,694   106,000 45,000         5,571
                                     2000      171,828    70,000 45,000         5,840

Lon M. Bohannon, Vice President,     2002     $128,735  $ 35,000 30,000        $5,080
 Chief Operating Officer             2001      119,868    21,400 25,000         5,711
                                     2000      111,256    16,500 20,000         4,624

Richard R. Current, Vice President,  2002     $121,269  $  9,000 17,000        $5,351
 Chief Financial Officer             2001      116,188        -- 15,000         2,093
                                     2000(4)    63,995        -- 10,000            --

Edward L. Bradley, Vice President    2002     $ 97,925  $ 20,000 17,000        $3,637
                                     2001       92,890    18,500 15,000         4,490
                                     2000       85,542    17,300 15,000         2,983

Terri A. Morrical, Vice President    2002     $ 93,595  $ 25,000 17,000        $3,598
                                     2001       84,186    10,000 15,000         3,128
                                     2000       76,986    21,200 15,000         2,553

(1) Includes amounts contributed to the Company's 401(k) Retirement Savings Plan by the named executive officer.

(2) Matching contributions paid to the Company's 401(k) Retirement Savings Plan on behalf of the named executive officer.

(3) Under terms of a deferred compensation agreement, the current value ($394,000 at May 31, 2002) of an annuity owned by the Company is payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

(4) Mr. Current joined the Company November 22, 1999.

The following table contains information concerning the grant of options under the Company's Stock Option Plan to the named executive officers of the Company during the year ended May 31, 2002. No stock appreciation rights (SARS) were granted during such period.

                                     Individual Grants
                   -----------------------------------------------------
                                                                         Potential Realized Value at
                                                                         Assumed Annual Rates of
                              Percent of Total                           Stock Price Appreciation
                              Options Granted                            at End of Option Term
                              to Employees     Exercise Price Expiration ---------------------------
Name                Granted   in Fiscal Year   Per Share      Date          5%           10%
------------------ ---------- ---------------- -------------- ----------   --------      --------
James L. Herbert   (1) 15,314         6%           $13.20      8/20/06   $ 55,849      $123,411
                   (2) 44,686        18%            13.20      8/20/11    370,957       940,077
Lon M. Bohannon    (1) 15,833         6%            13.20      8/20/06     57,742       127,594
                   (2) 14,167         6%            13.20      8/20/11    117,606       298,037
Richard R. Current (1) 17,000         7%            13.20      8/20/06     61,998       136,998
Edward L. Bradley  (1) 14,878         6%            13.20      8/20/06     54,259       119,898
                   (2)  2,122         1%            13.20      8/20/11     17,616        44,641
Terri A. Morrical  (1) 15,493         6%            13.20      8/20/06     56,502       124,854
                   (2)  1,507         1%            13.20      8/20/11     12,510        31,703

(1) Options were granted at fair market value and vest over five years in equal annual installments commencing with the first anniversary of the grant date.

(2) Options were granted at fair market value and vest over three years in equal annual installments commencing with the first anniversary of the grant date.

The following table sets forth information for the named executive officers with respect to the value of options exercised during the year ended May 31, 2002 and the value of outstanding and unexercised options held as of May 31, 2002, based upon the market value of the Company's Common Stock of $15.32 per share on that date. There were no SARS outstanding or exercised as of or for the year ended May 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                              Number of Unexercised     Value of Unexercised
                                                     Options            In-The-Money Options
                   Shares                        at May 31, 2002         at May 31, 2002 (2)
                   Acquired    Value        ------------------------- -------------------------
Name               on Exercise Realized (1) Exercisable Unexercisable Exercisable Unexercisable
------------------ ----------- ------------ ----------- ------------- ----------- -------------
James L. Herbert     25,608      $303,586     90,103       123,189     $738,328     $693,221
Lon M. Bohannon      45,200       645,045         --        71,800           --      427,741
Richard R. Current    7,000       108,250         --        35,000           --      200,425
Edward L. Bradley    15,000       185,000     25,800        46,200      220,694      288,149
Terri A. Morrical    15,000       223,490     16,800        45,200      143,564      244,909

(1) Represents the difference between the market price of the Common Stock and the exercise price of the options on the date of exercise multiplied by the number of shares acquired upon exercise.

(2) Represents the difference between the closing market price of Common Stock at May 31, 2002 of $15.32 per share and the exercise price per share of in-the-money options multiplied by the number of shares which could be acquired at May 31, 2002 upon the exercise of all in-the-money options.

Compensation of Directors

The Company does not pay director's fees to any director for attendance at meetings of the Board or standing Committees. All non-employee directors are granted non-qualified options to purchase 5,000 shares of Common Stock when first elected to the Board of Directors and non-qualified options to purchase 2,000 shares of Common Stock upon subsequent election to, or commencement of annual service on, the Board of Directors. The options expire ten years after the date of grant and vest over three years in equal annual installments commencing with the first anniversary of the date of grant. All directors are eligible to receive reimbursement for all ordinary travel expenses related to attendance at Board or committee meetings.

Compensation Committee Report on Executive Compensation

   General. The Compensation Committee's overall compensation policy applicable to the Company's executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company and to provide them with incentives to achieve Company goals and increase shareholder value. The Compensation Committee implements this policy through establishing salaries and bonuses. The Compensation Committee's current policy is not to provide significant pension or other retirement benefits for the Company's employees.

   Salaries. The Compensation Committee's policy is to provide salaries that are generally similar to those of similar executive officers in similar companies. The Compensation Committee determines comparable salaries through discussions with candidates for such positions, Company research and independent surveys concerning the salaries paid by similar companies.

   Performance Bonuses. The payment of bonuses to executive officers is directly related to their achievement of corporate and individual performance goals established at the beginning of the year. The amount of the bonus paid, if any, varies among the executive officers depending on their success in achieving individual performance goals and on their contribution to the achievement of corporate performance goals.

   Stock Options. Stock options are awarded by the Stock Option Committee of the Board of Directors. The Stock Option Committee's policy is to award stock options to the Company's officers in amounts reflecting the participant's position and ability to influence the Company's overall performance. Options are intended to provide participants with an increased incentive to make contributions to the long-term performance of growth of the Company, to join the interests of participants with the interests of shareholders of the Company and to attract and retain qualified employees. The Stock Option Committee's policy has been to grant options with terms of five to ten years to provide a long-term incentive and to fix the exercise price of the options at the fair market value of the underlying shares on the date of grant. As a result, such options will only have value if the price of the underlying shares increases.

   Fiscal 2002 Compensation Decisions Regarding James Herbert. The compensation of James L. Herbert, President and Chief Executive Officer, is recommended by the Compensation Committee to the Board of Directors based on the Committee's knowledge of the level necessary to enable the Company to remain competitive and retain top management.

In addition, Mr. Herbert's compensation is based on the Committee's subjective assessment of his progress toward achieving Company goals and objectives pertaining to the development and marketing of products dedicated to food and animal safety. Particular consideration is given to progress toward enhancing long-term shareholder value that includes overall growth in sales and operating and net income for the Company's most recent fiscal year.

Incentive compensation payments to Mr. Herbert are made partially in the form of cash intended to reward Mr. Herbert for achievement of individual and corporate objectives, partially in the form of stock options, intended to provide Mr. Herbert with increased incentive to focus on long-term performance growth of the Company that will enhance shareholder value, and partially in the form of contributions to an annuity owned by the Company and payable to Mr. Herbert or his estate upon death, retirement or termination of employment.

Mr. Herbert did not participate in the approval of his own compensation, but did participate in discussion of the Company's performance for fiscal 2002 and the determination of bonuses for other executive officers of the Company.

                                                  By the Compensation Committee

                                                     Herbert D. Doan (Chairman)
                                                                Jack C. Parnell
                                                                 Thomas H. Reed

                            AUDIT COMMITTEE CHARTER

The Audit Committee shall be appointed by the Chairman of the Board of Directors of Neogen Corporation and shall consist of Directors of the Company who are independent of Management and the Company. All Audit Committee members shall be financially literate and one or more members shall have accounting or financial management expertise. This Charter shall be amended as necessary and approved annually by the Board of Directors of Neogen Corporation.

The Audit Committee shall provide assistance to the Board of Directors of Neogen Corporation in fulfilling its oversight responsibilities to the shareholders and other stakeholders related to the Company's financial statements and financial controls. The Audit Committee shall maintain open dialog between Directors, Independent Auditors, and Management. The Committee is empowered to investigate any financial matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

The Audit Committee shall have a clear understanding with Management and the Independent Auditors that the Independent Auditors are ultimately accountable to the Board of Directors of Neogen Corporation and the Audit Committee. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend to the Board the replacement of the Independent Auditors. Annually the Committee shall review and recommend to the Board of Directors the selection of the Company's Independent Auditors.

The Audit Committee shall report in Neogen Corporation's Proxy statement that it has:

    1) Discussed with the Independent Auditors the matters required to be discussed by Statement on Auditing Standards #61. These matters include communications of any significant changes in accounting procedures, sensitive accounting estimates, and significant adjustments in financial reporting. In addition, the auditors require that the Audit Committee be informed of serious difficulties in dealing with management related to the performance of the audit or of any disagreements and unresolved issues significant to the financial statements.

    2) Received from the Independent Auditors disclosures regarding the auditors' independence required by Independence Standards Board Statement #1. These disclosures include receiving a written statement of any professional and business relationships that may impair their independence.

    3) Reviewed and discussed the audited financial statements with Management and the Independent Auditors and that based on this review and discussion it recommends to the Board of Directors that the audited financial statements be included in the Company's report on Form 10-K.

--------------------------------------------------------------------------------

                            AUDIT COMMITTEE REPORT

The Audit Committee has completed the items outlined in the Audit Committee Charter and reports that:

(1) Based on meetings with management and the auditors, it has satisfied itself with respect to accounting and auditing issues related to the May 31, 2002 financial statements and the audit thereof;

(2) Based on written statements from the Independent Auditors, it has satisfied itself with respect to the independence of the Independent Auditors; and

(3) Based on reviews and discussions with management and the Independent Auditors, it has recommended to the Board of Directors that it include the May 31, 2002 financial statements in the Annual Report on Form 10-K for the year ended May 31, 2002 for filing with the Securities and Exchange Commission.

                                                         By the Audit Committee

                                               Dr. Leonard E. Heller (Chairman)
                                                            Dr. Gordon E. Guyer
                                                                 Thomas H. Reed

Stock Performance Graph

The following line graph compares for the fiscal years ended May 31, 1998, 1999, 2000, 2001 and 2002 (i) the yearly cumulative total shareholder return on the Company's common stock with (ii) the cumulative total return of the NASDAQ Non Financial Index and with (iii) a Peer Group Index. The Peer Group consists of Strategic Diagnostics Corporation, Idexx Laboratories, Inc., Meridian Biosciences Inc., ImmuCell Corporation, and Embrex, Inc.

                                    [CHART]

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
Neogen Corporation, Peer Group and NASDAQ Non Financial Index
Fiscal Year End May 31

                            1997    1998    1999    2000    2001    2002
Neogen Corporation          $100    $125    $100    $ 86    $203    $163
Peer Group                  $100    $122    $ 95    $134    $ 89    $121
NASDAQ Non Financial Index  $100    $124    $165    $188    $120    $107

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the two fiscal years ended May 31, 2002. As of the date hereof the Company is not aware of any failure to file a required report.

                                 OTHER MATTERS

Independent Public Accountant

   Deloitte & Touche LLP has reported on the 2001 and 2002 consolidated financial statements included in the Annual Report of the Company that accompanies this proxy statement. The Company's Independent Auditors are appointed by the Board of Directors.

   Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders and will be available to respond to appropriate questions and will have an opportunity to make a statement at the meeting if they desire to do so.

Audit Fees

   During the fiscal years ended May 31, 2002, and 2001 fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's Annual Financial Statements for the years then ended were $57,000 and $55,000 respectively. In the year ended May 31, 2002 Deloitte & Touche also received fees for review of the Company's quarterly financial statements in the aggregate amount of $9,000.

Financial Information System Design and Implementation Fees

   None

All Other Fees

   Consulting in Accounting and Auditing Matters.    $5,200

Other Proposals

   Neither the Company nor its Board of Directors intends to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting, and they have no present knowledge that any other matters will be presented for action at the Meeting by others. However, if any other matters properly come before such Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgement.

Neogen Corporation will furnish a copy of its Annual Report on Form 10-K for the year ended May 31, 2002, without exhibits, without charge to each person who forwards a written request including representation that he/she was a shareholder on August 12, 2002 to: Corporate Secretary, Neogen Corporation, 620 Lesher Place, Lansing, Michigan 48912.

By order of the Board of Directors

/s/ Thomas H. Reed
Thomas H. Reed
Secretary

Dated: September 4, 2002

                              NEOGEN CORPORATION

                       2002 EMPLOYEE STOCK PURCHASE PLAN

1.  Purpose.

   The purpose of the Neogen Corporation 2002 Employee Stock Purchase Plan is to encourage employee stock ownership by offering employees of Neogen Corporation and its subsidiaries Purchase Rights (as such term is defined in Section 2) to purchase Common Shares at discounted prices and without payment of brokerage costs. By means of this Plan, the Company seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit the participation in a manner consistent with the requirements of Section 423 of the Code.

2.  Certain Definitions.

   "Board" means the Board of Directors of Neogen Corporation and/or any committee of at least two directors to which the Board of Directors has delegated any of its duties under the Plan. The Board of Directors may abolish any such committee at any time and may re-vest in the Board of Directors all or any part of the Board's duties under the Plan.

   "Code" means the Internal Revenue Code of 1986, as amended.

   "Common Shares" means the common shares, par value $.16 per share, of Neogen Corporation.

   "Company" means Neogen Corporation, a Michigan corporation, and each of the parent corporations or subsidiary corporations of Neogen Corporation (as those terms are defined for purposes of Section 423(b) of the Code) designated by the Board from time to time. As of the date of adoption of this Plan, the subsidiary corporations of Neogen Corporation so designated by the Board are as set forth on Exhibit A hereto.

   "Custodian" means such firm, firms, person and/or persons as the Board shall designate from time to time.

   "Exercise Date" means the last day of an Offering Period, on which date all Participants' outstanding Purchase Rights will automatically be exercised.

   "Fair Market Value" means the average of the high and low quoted sale prices of a Common Share reported in the table entitled "Nasdaq National Market Issues" or any successor table in The Wall Street Journal for such date or, if no Common Shares were traded on that date, on the next preceding day on which there was such a trade, or, if the Common Shares are not traded in The Nasdaq National Market, "Fair Market Value" shall be determined by a method determined by the Board.

   "Offering Period" shall have the meaning provided in Section 5(b).

   "Participant" means an employee of the Company who is eligible under Section 3 and who has enrolled in the Plan by providing a Participation Form to the Plan Administrator.

   "Participation Form" shall have the meaning provided in Section 4(a).

   "Plan" means this Neogen Corporation 2002 Employee Stock Purchase Plan.

   "Plan Administrator" means such person so designated by the Board.

   "Purchase Right" means a Participant's option to purchase Common Shares that is deemed to be outstanding during a Offering Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

   "Total Compensation" means wages, salaries and other amounts received from the Company for personal services rendered to the Company as an employee, including amounts paid as commissions, amounts paid as bonuses and any amounts of salary or bonus reduction contributions to any Company plan under Section 401(k) or Section 125 of the Code, but excluding severance pay, ordinary income received upon disposition of Common Shares acquired under this Plan, amounts paid in cash for accrued vacation not taken as of the end of the year, any other contributions paid by the Company under any employee benefit plan of the Company, other non-cash employee benefits provided to employees at Company expense, taxable income resulting from exercises of non-qualified stock options and other taxable benefits income not paid to the employee in cash.

   "Trading Day" refers to a day during which The Nasdaq Stock Market is available for trading Common Shares.

   "Withdrawal Form" shall have the meaning provided in Section 9(a).

3.  Eligibility.

   Participation in the Plan is voluntary. All employees of the Company, including officers and directors who are employees, are eligible to participate in the Plan, after having been an employee for 180 days, except for an employee whose customary employment with the Company as of the beginning of the applicable Offering Period (1) is 20 hours or less per week, or (2) is for not more than 5 months in any calendar year.

4.  Participation.

   (a) Eligible employees become Participants in the Plan by authorizing payroll deductions for that purpose through a form, electronic authorization or other enrollment means provided by the Company (the "Participation Form") that is provided to the Plan Administrator no later than five calendar days after the beginning date of an Offering Period, except as provided in Section 4(b). That Participation Form would be effective for payrolls occurring after the beginning of the applicable Offering Period.

   (b) An eligible employee who is newly-hired or re-hired by the Company may become a Participant in the Plan during an Offering Period by authorizing payroll deductions for that purpose through a Participation Form that is provided to the Plan Administrator no later than 180 days after his or her date of hire. That Participation Form would be effective for payrolls occurring at least 10 business days after the Company receives the Participation Form.

   (c) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan:

      (i) if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing 3% or more of the total combined voting power or value of all actually issued and outstanding classes of Neogen Corporation's stock or stock in any parent or subsidiary corporation (as those terms are defined for purposes of Section 423(b) of the Code) of Neogen Corporation; for purposes of this Section 4(c)(i), the rules of
   Section 424(d) of the Code shall apply in determining the stock ownership of any employee; or

      (ii) to the extent a grant of Purchase Rights under the Plan would permit the employee's rights to purchase stock, under all the Code Section 423 employee stock purchase plans of the Company and of any parent or subsidiary corporation (as those terms are defined for purposes of Code Section 423(b)) of the Company, to accrue at a rate exceeding $25,000.00, based on the Fair Market Value of the stock (at the time of grant), for each calendar year in which such Purchase Rights are outstanding.

5.  Securities Subject to the Plan and Offering Periods.

   (a) The Plan covers an aggregate of 100,000 Common Shares (subject to adjustment as provided in Section 15), which may be authorized but unissued shares or reacquired shares, bought on the open market or otherwise. If any Purchase Right that shall have been granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased underlying Common Shares shall again become available for purposes of the Plan, unless the Plan shall have been terminated.

   (b) The first Offering Period (an "Offering Period") under the Plan will begin on December 1, 2002 and end on May 31, 2003 . Thereafter, for so long as the Plan remains in effect, there will be semi-annual Offering Periods with the following beginning and ending dates:

               Semi-Annual Offering
               Periods
                 Beginning Date                 Ending Date
                 --------------                 -----------
                     June 1                      November 30
                   December 1                       May 31

6.  Payroll Deductions.

   (a) In order to purchase Common Shares, an employee must indicate on the Participation Form the contribution amount he or she wishes to authorize the Company to deduct out of the employee's Total Compensation. Subject to the limitation specified by Section 423(b) of the Code, the authorized contribution amount must be an integral percentage amount (i.e., a whole number percentage) ranging from 1% to 10% of such Participant's Total Compensation during the Offering Period. The Participation Form will include authorization for the Company to make payroll deductions from the Participant's Total Compensation.

   (b) To comply with the federal tax laws, a Participant may not be granted Purchase Rights under the Plan or any other Code Section 423 employee stock purchase plan of the Company, or of any parent or subsidiary corporation (as those terms are defined for purposes of Section 423(b) of the Code) of the Company, with respect to more than $25,000.00 worth of Common Shares for any calendar year such Purchase Rights to purchase Common Shares are outstanding pursuant to the terms of the Plan. The $25,000.00 limit is determined according to the Fair Market Value of the Common Shares on the first day (grant date) of the Offering Period. Participants will be notified if these limitations become applicable to them.

   (c) The amounts deducted shall be credited to the Participant's account under the Plan, but no actual separate account will be established by the Company to hold such amounts. There shall be no interest paid on the balance outstanding in a Participant's account. The deducted amounts may be commingled with the general assets of the Company and may be used for its general corporate purposes.

   (d) Payroll deductions begin on the first payday of each Offering Period, and end on the last payday of each Offering Period. Eligible employees may participate in the Plan and purchase shares only by means of payroll deductions. A Participant may not make any separate cash payment into his or her account.

   (e) So long as a Participant remains an employee of the Company eligible to participate in the Plan, payroll deductions will continue in effect from Offering Period to Offering Period unless the Participant:

      (i) on or before the end of the current Offering Period, elects a different contribution percentage by providing a new Participation Form to the Plan Administrator; such change in contribution percentage will become effective by the beginning of the next Offering Period following the Plan Administrator's receipt of the Participant's new Participation Form; or

      (ii) withdraws in accordance with Section 9.

   (f) Unless a Participant elects a different contribution percentage as permitted by Section 6(e)(i) or elects to withdraw prior to 10 business days before the end of the current Offering Period as permitted under Section 9, the Participant's payroll deductions will continue throughout the next Offering Period and his or her Purchase Right to purchase Common Shares will be deemed to be fully and automatically exercised on the last day of such Offering Period with respect to payroll deductions made during that period.

7.  Purchase Price.

   (a) On the first day of each Offering Period, a Participant is deemed to have been granted a Purchase Right to purchase on the last day of the Offering Period as many whole Common Shares as such Participant will be able to purchase with the payroll deductions credited to such Participant's account during that Offering Period.

   (b) The price at which each Purchase Right to purchase Common Shares may be exercised is the lower of the following (rounded up to the nearest whole cent per Common Share):

      (i) 95% of the Fair Market Value of the Common Shares on the first day of an Offering Period, or if that day is not a Trading Day, then on the first preceding day that is a Trading Day; or

      (ii) 95% of the Fair Market Value of the Common Shares on the last Trading Day of such Offering Period.

   (c) The number of shares purchasable by each Participant per Offering Period will be the number of whole Common Shares obtained by dividing the amount collected from the Participant under the Plan for that Offering Period by the purchase price in effect for that Offering Period.

8.  Exercise of Purchase Right.

   (a) Each outstanding Purchase Right will be exercised automatically on the Exercise Date. The exercise of the Purchase Right is to be effected by applying the amount credited to each Participant's account as of the Exercise Date to the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period.

   (b) Fractional shares will not be issued under the Plan, and any amount remaining in the Participant's account after such application (i.e., amounts not sufficient to purchase a whole Common Share) will be held for the purchase of Common Shares in the next Offering Period.

   (c) If the number of shares for which Purchase Rights are exercised exceeds the number of shares remaining available in any Offering Period under the Plan, the shares available for sale will be allocated by the Plan Administrator pro rata among the Participants in such Offering Period in proportion to the relative amounts in their accounts, subject to rounding to allocate only whole Common Shares. Any amounts not thereby applied to the purchase of Common Shares under the Plan will be refunded to the Participants after the end of the Offering Period.

9.  Withdrawal and Termination of Purchase Rights.

   (a) A Participant may withdraw (i.e., terminate his or her payroll deductions) by providing a notice of withdrawal to the Plan Administrator at any time prior to 10 business days before the end of the current Offering Period. Such notice shall be through a form, electronic authorization or other withdrawal means (the "Withdrawal Form") provided by the Plan Administrator for that purpose, and shall be effective by the tenth business day after it is received by the Plan Administrator. The Withdrawal Form will permit a Participant to make the following election:

      (i) The Participant may elect to stop the Participant's payroll deductions under the Plan and use all of the amounts credited to such Participant's account to purchase on the Exercise Date whole Common Shares at the purchase price in effect for the Offering Period. If this election is made, the Company shall distribute to such Participant after such Offering Period any such amounts which remain after such purchase on account of being insufficient to purchase a whole Common Share at the applicable purchase price, unless the Participant has re-enrolled in the Plan, in which case such amounts shall be used to purchase Common Shares in the new Offering Period.

      (ii) The Participant may elect to continue his or her participation in the Plan through the end of the current Offering Period, and thus exercise such Participant's outstanding Purchase Rights on the following Exercise Date, but terminate his or her participation in the Plan for subsequent Offering Periods. Payroll deductions for such a Participant will continue until the end of the current Offering Period. If this election is made, the Company shall distribute to such Participant after such Offering Period any amounts which remain in the Participant's account after the purchase of Common Shares on the Exercise Date on account of being insufficient to purchase a whole Common Share at the applicable purchase price, unless the Participant has re-enrolled in the Plan, in which case such amounts shall be used to purchase Common Shares in the new Offering Period.

   (b) Any Participant who withdraws from the Plan pursuant to Section 9(a) will not be eligible to rejoin the Plan for the Offering Period under way at the time of withdrawal, and will have to re-enroll in the Plan by completing and providing to the Plan Administrator a new Participation Form should such individual wish to resume participation in a subsequent Offering Period.

   (c) If a Participant ceases to be an employee of the Company for any reason during an Offering Period, his or her outstanding Purchase Right will immediately terminate, his or her payroll deductions will immediately cease, and all sums previously collected from such Participant during such Offering Period under the terminated Purchase Right will be refunded; provided, however, that if such termination is the result of the Participant's death, (1) the outstanding Purchase Right shall terminate only for future Offering Periods,
(2) the Participant or the person or persons to whom the Participant's rights under the Plan pass by will or by the laws of descent and distribution shall continue as a Participant until the end of the Offering Period in which such death occurs (except that no further payroll deductions shall be made under the Plan), (3) the sums previously collected from such Participant during such Offering Period under the Plan shall not be refunded during the Offering Period, and (4) the Company shall use all of the amounts credited to such Participant's account for the purchase on the Exercise Date of whole Common Shares at the purchase price in effect for the Offering Period, and shall distribute to such Participant after such Offering Period any such amounts remaining after such purchase. For purposes of this Plan, a Participant receiving short-term disability payments shall not be deemed to have ceased to be an employee of the Company (and such payments shall be deemed to be part of his or her Total Compensation) unless and until he or she becomes eligible to receive long-term disability benefits.

10.  Rights as Shareholder.

   (a) A Participant is not a shareholder, and does not have any rights of a shareholder, with respect to any Common Shares subject to Purchase Rights under the Plan until the Participant exercises his or her Purchase Right and certificates representing such shares have been issued, and then only with respect to whole Common Shares issued to the Participant or credited to the Participant's account. Thus, a Participant will not have a right to any dividend or distribution on those shares made prior to the Exercise Date.

   (b) The Participant will be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of whole purchased shares, if the Participant has so elected. The Participant may also elect to have the Custodian hold his or her Common Shares acquired under the Plan. The Custodian may impose upon, or pass through to, the Participant a reasonable fee for withdrawal of Common Shares in the form of stock certificates. It is the responsibility of each Participant to keep his or her address current with the Company through the Plan Administrator and with the Custodian.

11.  Sale or Distribution of Common Shares Acquired Under the Plan.

   (a) Participants who elect to have the Custodian or a broker-dealer selected by the Company hold the Common Shares they acquire under the Plan may sell those shares only as of the first business day of each calendar quarter and only if the Participant submits a sales request form, electronic authorization or other sales authorization means provided by the Company to the Plan Administrator at least ten business days before the date on which the Participant desires to have the Common Shares sold. Other Participants who elect to receive a certificate for the Common Shares they acquire under the Plan may sell those Common Shares at any time without restriction under the Plan.

   (b) Participants and former Participants who elect to have the Custodian or a broker-dealer selected by the Company hold the Common Shares they acquire under the Plan may withdraw those shares and have certificates issued in the Participant's name only as of the first business day of each calendar quarter and only if the Participant submits a share withdrawal request form, electronic authorization or other share withdrawal authorization means provided by the Company to the Plan Administrator at least ten business days before the date on which the Participant desires to have the Common Shares withdrawn.

   (c) A Participant shall immediately provide information to the Plan Administrator if the Participant transfers any shares purchased through the Plan within two years from the date of grant of the related Purchase Right. Such transfers shall include transfers into street name and dispositions by sale, gift or other manner. The Participant shall disclose the name of the transferee, the manner of the transfer, the date of the transfer, the number of shares involved and the transfer price. By executing the Participation Form, each Participant obligates himself or herself to provide such information to the Plan Administrator.

   (d) The Company is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan or any transaction involving Common Shares acquired under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding.

12.  Plan Administration.

   (a) The Plan shall be administered by the Board.

   (b) The Board shall have the plenary power, subject to, and within the limits of, the express provisions of the Plan:

      (i) to determine the commencement and termination date of the offering of Common Shares under the Plan;

      (ii) to interpret the terms of the Plan and the rights granted under it, establish, amend and revoke rules for the administration of the Plan and correct or reconcile any defect, omission or inconsistency in the Plan;

      (iii) to amend the Plan as provided in Section 16; and

      (iv) to exercise such powers and to perform such acts as the Board deems necessary or expedient to carry out the purposes of the Plan or to promote the best interests of the Company.

   (c) The Board may delegate all or part of its authority to administer the Plan to the Plan Administrator, who may in turn delegate the day-to-day operations of the Plan to the Custodian or any other person or entity the Plan Administrator designates. The Custodian will establish and maintain, as agent for the Participants, accounts for the purpose of holding Common Shares as may be necessary or desirable for the administration of the Plan for those Participants electing to have the Custodian hold the Common Shares they acquire under the Plan.

   (d) The Board may waive or modify any requirement that a notice or election be made, provided or filed under the Plan a specified period in advance in an individual case or by adoption of a rule or regulation under the Plan, without the necessity of an amendment to the Plan.

13.  Transferability.

   (a) Any account maintained by the Custodian for the benefit of a Participant with respect to shares acquired pursuant to the Plan may only be in the name of the Participant.

   (b) Neither payroll deductions credited to a Participant's account nor any Purchase Rights or other rights to acquire Common Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and Purchase Rights may be exercised only by a Participant during the lifetime of a Participant.

14.  Merger or Liquidation of the Company.

   If (1) Neogen Corporation dissolves or is liquidated, (2) Neogen Corporation merges with another entity and the Company is not the surviving entity, (3) more than 50% of the stock of Neogen Corporation is acquired by another entity,
(4) all or substantially all of the assets of Neogen Corporation are acquired by another entity, or (5) any other similar transaction occurs, the Board may, in its discretion, in connection with such transaction, cancel each outstanding Purchase Right and refund all sums previously collected from Participants under the canceled Purchase Rights, or cause each Participant with outstanding Purchase Rights to have his or her outstanding Purchase Rights exercised immediately prior to such transaction and thereby have the balance of his or her account applied to the purchase of Common Shares at the purchase price in effect for the Offering Period, which would be treated as ending with the effective date of such transaction. In the event of a merger in which the Company is the surviving entity, each Participant is entitled to receive, for each share as to which such Participant's Purchase Rights are exercised, the securities or property that a holder of one Common Share was entitled to receive upon the merger.

15.  Adjustment.

   To prevent dilution or enlargement of the rights of Participants under the Plan, appropriate adjustments shall be made in the event any change is made to the Company's outstanding Common Shares (or other securities then subject to the Plan or any Purchase Right) by reason of any stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure, merger, reorganization, recapitalization, dividend in property other than cash, liquidating dividend or other change in the Common Shares effected without the Company's receipt of consideration. Adjustments shall be made to the maximum number and class of securities issuable under the Plan and the number and class of securities and price per share in effect under each outstanding Purchase Right. Any such adjustments will be made by the Board, and its determination of the appropriate adjustments shall be made in its sole discretion.

16.  Amendment and Termination.

   The Board may terminate or amend the Plan and any Purchase Rights at any time and from time to time; provided, however, (1) such termination or amendment may not impair any rights and obligations under Purchase Rights previously granted under the Plan without the consent of each of the affected Participants, and (2) any amendment that increases the number of shares reserved for issuance upon exercise of Purchase Rights under the Plan (except pursuant to Section 14 or 15 and any other changes authorized by the Plan to be made by the Board or the Plan Administrator) or changes the eligibility requirements for participation in the Plan, shall be subject to shareholder approval to the extent required by the Code. The Board may, from time to time, designate the parent corporations or subsidiary corporations (as such terms are defined for purposes of Code Section 423(b)) of Neogen Corporation that may participate in the Plan. The Plan expressly contemplates that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible employees with the benefits provided or to be provided under the provisions of the Code and the regulations promulgated under the Code relating to employee stock purchase plans and/or to bring the Plan and/or the Purchase Rights into compliance with those provisions and regulations. If not sooner terminated by the Board or terminated by expiration, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Common Shares reserved for acquisition under the Plan. Unless sooner terminated, the Plan shall terminate ten years after its initial adoption by the Board. No Purchase Rights may be granted under the Plan after it is terminated.

17.  Shareholder Approval.

   The Plan is subject to the approval of shareholders of Neogen Corporation at the 2002 Annual Meeting of Shareholders. Purchase Rights will not be granted or exercised under the Plan if shareholder approval of the Plan is not obtained before November 30, 2002.

18.  No Employment Rights.

   Participation in the Plan will not impose any obligations upon the Company to continue the employment of a Participant for any specific period and will not affect the right of the Company to terminate a Participant's employment at any time, with or without cause.

19.  Costs.

   Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Custodian will be paid by the Company, to the extent provided in this Section 19. Any brokerage fees and commissions for the purchase of Common Shares under the Plan will be paid by the Company, but any brokerage fees and commissions for the sale of Common Shares acquired under the Plan by a Participant will be borne by such Participant.

20.  Reports.

   After the close of each Offering Period, each Participant in the Plan will receive a report indicating the amount of the Participant's contributions to the Plan during the Offering Period, the amount of the contributions applied to the purchase of Common Shares for the Offering Period, and the purchase price per share in effect for the Offering Period.

21.  Governing Law.

   The validity, construction and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with laws of the State of Michigan, without giving effect to principles of conflict of laws, and applicable federal law.

22.  Compliance With Legal and Other Requirements.

   The Plan, the granting and exercising of Purchase Rights under the Plan, and the obligations of the Company, the Plan Administrator and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company may, in its discretion, postpone the issuance or delivery of Common Shares upon exercise of Purchase Rights until completion of registration or qualification of such Common Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Common Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations. If the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of Purchase Rights unless and until such authority is obtained.

23.  Indemnification.

   To the extent permitted, the Company shall indemnify and save harmless the Board, Plan Administrator and Custodian members who are officers, directors, shareholders or employees of the Company against any liabilities incurred by them in the exercise and performance of their powers and duties under the Plan.

24.  Notices and Agreements.

   Any notices or agreements provided for in the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, three days after deposit in the United States mail, postage prepaid.

                                   EXHIBIT A

                            Designated Subsidiaries

Ideal Instruments, Inc.
Acumedia Manufacturers, Inc.
Neogen Properties LLC

                                     PROXY

                              NEOGEN CORPORATION

               Annual Meeting of Shareholders - October 9, 2002

The undersigned hereby appoints Thomas H. Reed and James L. Herbert, and each of them with full power to appoint his substitute, attorneys and proxies to represent the shareholder and to vote and act with respect to all shares that the shareholder would be entitled to vote on all matters which come before the annual meeting of shareholders of Neogen Corporation referred to above and at any adjournment of that meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATIONS ARE MADE, THE SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS ON THIS PROXY. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER, INCLUDING SUBSTITUTION OF DIRECTOR NOMINEES, WHICH MAY COME BEFORE THE MEETING.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                              NEOGEN CORPORATION

                                October 9, 2002

                  Please Detach and Mail in Envelope Provided

[X] Please mark your
   votes as in this
   example.


                                                         FOR WITHHELD
I.    The Election of three Class III directors to serve [_]   [_]    Nominees: James L. Herbert
   for three year terms.                                                         G. Bruce Papesh
                                                                                  Thomas H. Reed

To withhold authority to vote for any individual nominee(s) write his or their names in the following space:

--------------------------------------------------------------------------------

                                                                                FOR AGAINST ABSTAIN
II.  A proposal to approve the Neogen Corporation 2002 Employee Stock           [_]   [_]     [_]
   Purchase Plan, pursuant to which eligible employees will be granted the right to purchase a maximum aggregate of 100,000 common shares through payroll deduction at a price of 95 percent of the lesser of the fair market value of the common shares at the beginning or the end of the six month offering periods.

SIGNATURE(S) _____________________________    TITLE _________________
DATE ___________________________, 2002

NOTE: Please sign exactly as your name appears on this proxy. If signed for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.